The JPM Institutional Funds
                          6 St. James Avenue, 9th Floor
                           Boston, Massachusetts 02116
                                 (617) 423-0800

                                                     October 18, 1993


The Emerging Markets Equity Portfolio
Elizabethan Square, 2nd Floor
P.O. Box 268
George Town, Grand Cayman, BWI

Ladies and Gentlemen:

         With respect to our purchase from you, for the account of The JPM Institutional Emerging Markets Equity Fund, a series of The JPM Institutional Funds, at the purchase price of $100, of a beneficial interest (an "Initial Interest") in The Emerging Markets Equity Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such Initial Interest for investment purposes without any present intention of withdrawing or reselling.

         The amount paid by the Portfolio on any decrease or withdrawal by us of any portion of such Initial Interest will be reduced by a portion of any unamortized organization expenses, determined by the proportion of the amount of such Initial Interest withdrawn to the aggregate Initial Interests of all holders of similar Initial Interests then outstanding after taking into account any prior withdrawals of any such Initial Interest.

                                                  Very truly yours,

                                                  THE JPM INSTITUTIONAL FUNDS


                                                   /s/ Thomas M. Lenz
                                                       Thomas M. Lenz
                                                       Assistant Secretary



JPM104






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



                               The Pierpont Funds
                                461 Fifth Avenue
                            New York, New York 10017
                                 (212) 685-2547


                                                     October 18, 1993



The Emerging Markets Equity Portfolio
Elizabethan Square, 2nd Floor
P.O. Box 268
George Town, Grand Cayman, BWI

Ladies and Gentlemen:

         With respect to our purchase from you, for the account of The Pierpont Emerging Markets Equity Fund, a series of The Pierpont Funds, at the purchase price of $100, of a beneficial interest (an "Initial Interest") in The Emerging Markets Equity Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such Initial Interest for investment purposes without any present intention of withdrawing or reselling.

         The amount paid by the Portfolio on any decrease or withdrawal by us of any portion of such Initial Interest will be reduced by a portion of any unamortized organization expenses, determined by the proportion of the amount of such Initial Interest withdrawn to the aggregate Initial Interests of all holders of similar Initial Interests then outstanding after taking into account any prior withdrawals of any such Initial Interest.

                                                   Very truly yours,

                                                   THE PIERPONT FUNDS


                                                   /s/ Carol R. Schepp
                                                       Carol R. Schepp
                                                       Secretary
JPM104



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



                         JPM EMERGING MARKETS FUND, LTD.
                            Bahamas Financial Center
                           Shirley & Charlotte Streets
                                 P.O. Box N 4899
                                 Nassau, Bahamas


              Telephone: (809) 326 5519 Telecopier (809) 326 5520
 =============================================================================

                                                    October 18, 1993

The Emerging Markets Equity Portfolio
Elizabethan Square, 2nd Floor
P.O. Box 268
George Town, Grand Cayman, BWI

Ladies & Gentlemen:

         With respect to our purchase from you, for the account of JPM Emerging Markets Fund, Ltd., a Bahamas International Business Company, at the purchase price of $100,000, of a beneficial interest (an "Initial Interest") in The Emerging Markets Equity Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such Initial Interest for investment purposes without any present intention of withdrawing or reselling.

         The amount paid by the Portfolio on any decrease or withdrawal by us of any portion of such Initial Interest will be reduced by a portion of any unamortized organization expenses, determined by the proportion of the amount of such Initial Interest withdrawn to the aggregate Initial Interests of all holders of similar Initial Interests then outstanding after taking into account any prior withdrawals of any such Initial Interest.

                                Very truly yours,

                         JPM Emerging Markets Fund, Ltd.

                By: Morgan Trust Company of The Bahamas Limited,
                                  Sole Director




By:  /s/ Andrew G. Massie                                 /s/ Daphne C. Dean
         Andrew G. Massie                                     Daphne C. Dean
         Managing Director                                    Vice President
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